--------------------------------------------------------------------------------
                   -C- 1996 BANK COMPENSATION STRATEGIES GROUP

THIS DOCUMENT IS PROVIDED TO ASSIST YOUR LEGAL COUNSEL IN DOCUMENTING YOUR SPECIFIC ARRANGEMENT. IT IS NOT A FORM TO BE SIGNED, NOR IS IT TO BE CONSTRUED AS LEGAL ADVICE. FAILURE TO ACCURATELY DOCUMENT YOUR ARRANGEMENT COULD RESULT IN SIGNIFICANT LOSSES, WHETHER FROM CLAIMS OF THOSE PARTICIPATING IN THE ARRANGEMENT, FROM THE HEIRS AND BENEFICIARIES OF PARTICIPANTS, OR FROM REGULATORY AGENCIES SUCH AS THE INTERNAL REVENUE SERVICE AND THE DEPARTMENT OF LABOR. LICENSE IS HEREBY GRANTED TO YOUR LEGAL COUNSEL TO USE THESE MATERIALS IN DOCUMENTING SOLELY YOUR ARRANGEMENT.
--------------------------------------------------------------------------------


                               CLOVEST CORPORATION

                             DEFERRED FEE AGREEMENT

       THIS AGREEMENT is made this 14th day of November, 1996 by and between CLOVEST CORPORATION, a California corporation located in Clovis, California (the "Company"), and DANIEL N. CUNNINGHAM (the "Director").

                                  INTRODUCTION

       To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay the benefits from its general assets.

                                    AGREEMENT

       The Director and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

              1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

              1.1.1 "CHANGE OF CONTROL" means the transfer of shares of the Company's voting common stock such that one person acquires (or is deemed to acquire under Section 318 of the Code) 51% or more of the Company's outstanding voting common stock followed within twelve (12) months by the termination of the Director's status as a member of the Company's Board of Directors.

              1.1.2 "CODE" means the Internal Revenue Code of 1986, as amended.

              1.1.3 "DISABILITY" means the Director's inability to perform substantially all normal duties of a director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

              1.1.4 "DISTRIBUTION DATE" means November 1, 2003.

              1.1.5 "ELECTION FORM" means the Form attached as Exhibit A.

              1.1.6 "FEES" means the total directors fees payable to the Director.

              1.1.7 "TERMINATION OF SERVICE" means the Director's ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

                                    ARTICLE 2

                                DEFERRAL ELECTION

      2.1 INITIAL ELECTION. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within fifteen (15) days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

      2.2 ELECTION CHANGES

               2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred by filing a subsequent signed Election Form with the Company and obtaining written approval by the Board of Directors of the Company. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Company. The Director may not change the form of benefit payment initially elected under Section 2.1 without the written approval of the Board of Directors of the Company.

               2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company may reduce future deferrals under this Agreement.

                                    ARTICLE 3

                                DEFERRAL ACCOUNT

      3.1 ESTABLISHING AND CREDITING. The Company shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

              3.1.1 DEFERRALS. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

              3.1.2 INTEREST. On each anniversary of the date of this Agreement and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest on the account balance since the preceding credit under this Section 3.1.2, if any, equal to the rate determined by the Company's Board of Directors, in its sole discretion.

      3.2 STATEMENT OF ACCOUNTS. The Company shall provide to the Director, within one hundred twenty (120) days after each anniversary of this Agreement, a statement setting forth the Deferral Account balance.

      3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a segregated fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    ARTICLE 4

                                LIFETIME BENEFITS


      4.1 NORMAL BENEFIT. Upon the Distribution Date, the Company shall pay to the Director the benefit described in this Section 4.1.

              4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Distribution Date.

              4.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form.

      4.2 EARLY TERMINATION BENEFIT. If the Director terminates service as a director before the Distribution Date, and for reasons other than death or Disability, the Company shall pay to the Director the benefit described in this
Section 4.2.

              4.2.1 AMOUNT OF BENEFIT. The benefit under this Section 4.2 is the Deferral Account balance at the Director's Termination of Service.

              4.2.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in a lump sum within forty-five (45) days after the Director's Termination of Service.

      4.3 DISABILITY BENEFIT. If the Director terminates service as a director for Disability prior to the Distribution Date, the Company shall pay to the Director the benefit described in this Section 4.3.

              4.3.1 AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

              4.3.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form within thirty (30) days after Director's Termination of Employment.

      4.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

              4.4.1 AMOUNT OF BENEFIT. The benefit under this Section 4.4 is the Deferral Account balance at the date of the Director's Termination of Service.

              4.4.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in a lump sum within thirty (30) days after the Director's Termination of Service.

      4.5 HARDSHIP DISTRIBUTION. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5

                                 DEATH BENEFITS

      5.1 DEATH DURING ACTIVE SERVICE. If the Director dies while in the active service of the Company and prior to the commencement of benefit payments under this Agreement, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1.

              5.1.1 AMOUNT OF BENEFIT. The Benefit under Section 5.1 is the Director's Deferral Account balance at the Director's date of death.

              5.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the beneficiary in one hundred twenty (120) equal monthly installments commencing on the first day of the month following the Director's Death.

      5.2 DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

                                    ARTICLE 6

                                  BENEFICIARIES

      6.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

      6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7

                               GENERAL LIMITATIONS

      7.1 INSURANCE. The Company may acquire an insurance policy on the life of the Director. The Company will be the owner and beneficiary of the policy. The Director will have no interest in or right to the policy.

      7.2 SUICIDE. If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any misstatement of fact on the application for life insurance purchased by the Company, the Company shall pay only the Deferral Account balance as of the date of death of the Director notwithstanding any provision of this Agreement to the contrary

      7.3 GENERAL. Notwithstanding anything to the contrary contained in this Agreement, the Director is entitled to only one benefit which shall be determined by the first event to occur which is dealt with by this Agreement. Subsequent occurrence of events dealt with by this Agreement shall not entitle the Director or his or her beneficiaries to other or further benefits under this Agreement.

      7.4 TAX CONSEQUENCES. The Company does not insure or guarantee the tax consequences of payments provided hereunder for matters beyond its control, and the Director certifies that his decision to reduce and defer to receive his compensation is not due to any reliance upon financial, tax or legal advice given by the Company, and of its employees, agents, accountants or legal advisors.

                                    ARTICLE 8

                          CLAIMS AND REVIEW PROCEDURES

      8.1 CLAIMS PROCEDURE. The Company shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

      8.2 REVIEW PROCEDURE. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    ARTICLE 9

                           AMENDMENTS AND TERMINATION

       The Company may amend or terminate this Agreement at any time prior to the Director's Termination of Service by written notice to the Director. In no event shall this Agreement be terminated without payment to the Director of the Deferral Account balance attributable to the Director's deferrals and interest credited on such amounts.

                                   ARTICLE 10

                                  MISCELLANEOUS

       10.1 BINDING EFFECT. This Agreement shall bind the Director and the Company, and their beneficiaries, successors and assigns, survivors, executors, administrators and transferees.

       10.2 NO GUARANTY OF SERVICE. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

       10.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

       10.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

       10.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of California except to the extent preempted by the laws of the United States of America.

       10.6 UNFUNDED ARRANGEMENT. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

       10.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

       10.8 ADMINISTRATION. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

              10.8.1 Interpreting the provisions of the Agreement;

              10.8.2 Establishing and revising the method of accounting for the Agreement;

              10.8.3 Maintaining a record of benefit payments; and

              10.8.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

       IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.


DIRECTOR:                                            COMPANY:

                                                     CLOVEST CORPORATION


 /s/ Daniel N. Cunningham                            BY  /s/ Donald H. Bruegman
---------------------------------                        -----------------------
     DANIEL N. CUNNINGHAM                                    DONALD H. BRUEGMAN

                                                     TITLE   PRESIDENT


                                                     and


                                                     BY  /s/ Daniel Clemmenson
                                                         -----------------------
                                                             DANIEL CLEMMENSON

                                                     TITLE   VICE PRESIDENT